Pittston Brink's Group Earns
                              $.55 Per Share in the Fourth Quarter

         Richmond, VA - January 28, 1998 - Pittston Brink's Group reported net income of $21.2 million, or $.55 per share ($.54 diluted), in the fourth quarter ended December 31, 1997, an 18% increase over the $18.0 million, or $.47 per share ($.46 diluted), earned in the fourth quarter of 1996. Combined fourth quarter revenues of Brink's, Incorporated and Brink's Home Security, Inc. increased 24% to $301.2 million. For the full year 1997, Pittston Brink's Group net income increased 23% to $73.6 million or $1.92 per share ($1.90 diluted) compared to $59.7 million or $1.56 per share ($1.54 diluted) for the comparable period in 1996. Combined revenues for the full year 1997 were up 21% to $1.1 billion.

Brink's, Incorporated (Brink's)

         Brink's worldwide consolidated revenues increased 26% to $254.1 million in the quarter. Operating profits amounted to $25.8 million, 37% greater than recorded in the prior year's quarter due to improvements in North American, European and Latin American operations. For the full year 1997, Brink's worldwide consolidated revenues increased 22% to a record $921.9 million and operating profits climbed 44% to a record $81.6 million, the thirteenth consecutive year of improved operating profits.

         Revenues from North American operations (United States and Canada) amounted to $130.4 million in the quarter, 18% higher than in the comparable period in 1996. Operating profits for the quarter increased 13% to $12.4 million primarily due to improved results achieved by armored car operations, which include ATM services, and money processing operations. For the full year 1997, North American revenues and operating profits were $482.2 million and $40.6 million, respectively, representing increases of 15% and 18% over the full year 1996.

         Revenues and operating profits from European operations and affiliates amounted to $45.1 million and $5.0 million, respectively, in the quarter, 28% and 82% higher than in the comparable 1996 periods. The increase in operating profits reflects improved results from most operating units, particularly in the Netherlands and France. For the full year 1997, revenues increased 14% to $146.5 million and operating profits increased 112% to $10.0 million. Europe's operating profits in 1997 were much improved in most countries but were partially offset by lower results from the 38% owned affiliate in France. Yesterday, Brink's announced that its subsidiary had acquired, for payments over three years totaling the equivalent of approximately US $39 million, nearly all of the remaining shares of its affiliate in France, which had revenues of approximately US $220 million in 1997.

         Revenues and operating profits from Latin American operations and affiliates amounted to $71.9 million and $7.8 million, respectively, in the quarter, 45% and 98% higher than in the comparable 1996 periods. The increase in revenues reflects the acquisition, in the first quarter of 1997, of a majority interest in Brink's Venezuelan affiliate, in which Brink's previously owned a 15% interest. Brink's now owns 61% of this company.
The improvement in Latin American operating profits was also attributable to the increased ownership position in the Venezuelan affiliate. Interest and minority interest expenses associated with the acquisition partially offset the profits generated by the Venezuelan operations.

         Revenues and operating profits from Asia/Pacific operations and affiliates amounted to $6.6 million and $0.6 million, respectively, in the quarter. Revenues were essentially unchanged over the comparable 1996 period and operating profits decreased $0.6 million.

Brink's Home Security, Inc. (BHS)

         Brink's Home Security's revenues totaled $47.1 million in the fourth quarter 1997, a 15% increase over the year earlier period. Operating profits increased 23% to $13.4 million. For the full year ended December 31, 1997, revenues and operating profits increased 15% and 18%, respectively, to $179.6 million and $52.8 million.

         Brink's Home Security's subscriber base increased by 15% in 1997 and now exceeds 511,000 customers. Installations exceeded 105,000 in 1997, a 7% increase over the prior year. In the fourth quarter, Brink's Home Security installed over 25,000 new subscribers, slightly less than a year earlier. A major factor in the fourth quarter decrease was lower responses to advertising early in the quarter. Annualized recurring revenues increased 21% to $154.7 million as of December 31, 1997 due to a greater number of subscribers and higher average monitoring fees per subscriber. Brink's Home Security's disconnect rate for the full year 1997 was 7.5%, excluding the discontinuance in the fourth quarter of about 4,300 special, limited service contracts for a large homeowners' association.

         Over 95% of fourth quarter installations included up front cash payments. The company believes this cash commitment from the customer is key to maintaining a low disconnect rate and maximizing long term economic value. Efforts are on-going to maximize installation revenues and reduce the already industry low disconnect rate.

         Based on demonstrated retention of customers, Brink's Home Security adjusted its annual depreciation rate for capitalized subscribers' installation costs beginning in 1997. This change more accurately matches depreciation expense with monthly recurring revenue generated from customers. This change in estimate reduced depreciation expense for capitalized installation costs for the quarter and full year ended December 31, 1997 by approximately $2.4 million and $8.9 million, respectively.

         Brink's Home Security occupied a new state-of-the-art national monitoring, customer service and corporate center in Irving, Texas, in November, 1997. This 91,000 square foot facility allowed Brink's Home Security to consolidate its operations from three buildings into one, which is expected to result in greater operating efficiencies. Brink's Home Security opened operations in Salt Lake City and the New York metropolitan area during the fourth quarter, bringing to seven the total number of new markets opened in 1997.

Financial - Consolidated

         The Pittston Company (the "Company") reported consolidated revenues of $912.1 million in the fourth quarter ended December 31, 1997 compared to $820.5 million for the comparable period in 1996. Net income was $37.9 million compared to $31.1 million in the prior year's quarter. For the full year 1997, consolidated revenues were $3.4 billion and net income was $110.2 million. A year ago, consolidated revenues for the full year 1996 were $3.1 billion and net income was $104.2 million. Consolidated cash flow from operating activities totaled $268.1 million for the full year ended December 31, 1997. Total debt at December 31, 1997 was $243.3 million.

         During 1997 the Company purchased 1,515 shares of its Series C Convertible Preferred Stock, 166,000 shares of Pittston Brink's Group Common Stock and 332,300 shares of Pittston Burlington Group Common Stock at a total cost of $.6 million, $4.3 million and $7.4 million respectively. As of December 31, 1997 the Company had remaining authority to purchase over time 1 million shares of Pittston Minerals Group Common Stock, 1.1 million shares of Pittston Brink's Common Stock, 1.1 million shares of Pittston Burlington Group Common Stock and an additional $24.4 million of its Series C Convertible Preferred Stock. The aggregate purchase price limitation for all common stock purchases was $24.9 million at December 31, 1997.

                                       * * * * * * * * * *

         Pittston Brink's Group Common Stock (NYSE-PZB), Pittston Burlington Group Common Stock (NYSE-PZX) and Pittston Minerals Group Common Stock (NYSE-PZM) represent the three classes of common stock of The Pittston Company, a diversified company with interests in security services through Brink's, Incorporated and Brink's Home Security, Inc. (Pittston Brink's Group), global freight transportation and logistics management services through BAX Global Inc. (Pittston Burlington Group) and mining and minerals exploration through Pittston Coal Company and Pittston Mineral Ventures (Pittston Minerals Group). Copies of the Pittston Burlington Group and Pittston Minerals Group earnings releases are available upon request.


                                                   Pittston Brink's Group
                                                 Supplemental Financial Data

                                                    BRINK'S, INCORPORATED

                                                                                  Three Months                Twelve Months
                                                                             Ended December 31            Ended December 31
(In thousands)                                                           1997           1996           1997            1996
------------------------------------------------------------------------------------------------------------------------------------
                                                                           (Unaudited)
OPERATING REVENUES
North America (United States & Canada)                          $     130,430         110,670       482,182         418,941
Europe                                                                 45,133          35,253       146,464         128,848
Latin America                                                          71,923          49,657       266,445         182,481
Asia/Pacific                                                            6,612           6,675        26,760          23,741
------------------------------------------------------------------------------------------------------------------------------------
Total operating revenues                                        $     254,098         202,255       921,851         754,011
------------------------------------------------------------------------------------------------------------------------------------

OPERATING PROFIT
North America (United States & Canada)                          $      12,417          11,004        40,612          34,387
Europe                                                                  4,981           2,738        10,039           4,734
Latin America                                                           7,764           3,923        28,711          15,243
Asia/Pacific                                                              624           1,223         2,229           2,459
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total operating profit                                          $      25,786          18,888        81,591          56,823
------------------------------------------------------------------------------------------------------------------------------------
DEPRECIATION AND AMORTIZATION                                   $       5,990           6,072        30,758          24,293
------------------------------------------------------------------------------------------------------------------------------------



                                                 BRINK'S HOME SECURITY, INC.

                                                                                  Three Months                Twelve Months
                                                                             Ended December 31            Ended December 31
(Dollars in thousands)                                                   1997           1996           1997            1996
------------------------------------------------------------------------------------------------------------------------------------
                                                                              (Unaudited)
OPERATING REVENUES                                              $      47,102          40,921       179,583         155,802
------------------

OPERATING PROFIT                                                $      13,390          10,860        52,844          44,872
----------------

DEPRECIATION AND AMORTIZATION                                   $       8,682           8,032        30,344          30,115
-----------------------------
Annualized recurring revenues (a)                                                                   154,718         128,106

Number of Subscribers:
   Beginning of period                                                500,374         427,793       446,505         378,659
   Installations                                                       25,242          26,511       105,630          98,541
   Disconnects                                                         (9,803)         (7,799)      (36,322)        (30,695)
   Discontinued limited service
     contracts (b)                                                     (4,281)              -        (4,281)              -
------------------------------------------------------------------------------------------------------------------------------------
End of period                                                         511,532         446,505       511,532         446,505
------------------------------------------------------------------------------------------------------------------------------------


------------
(a) Annualized recurring revenues are calculated based on the number of subscribers at period end multiplied by the average fee per subscriber received in the last month of the period for monitoring, maintenance and related services.

(b) Special limited service contracts for a large homeowners' association that were discontinued as of December 31, 1997.


                                              Pittston Brink's Group
                                             STATEMENTS OF OPERATIONS




                                                                    Three Months                   Twelve Months
(In thousands                                                  Ended December 31               Ended December 31
except per share amounts)                                  1997             1996            1997            1996
--------------------------------------------------------------------------------------------------------------------------------
                                                                (Unaudited)
Operating revenues                                $     301,200          243,176       1,101,434         909,813
--------------------------------------------------------------------------------------------------------------------------------

Operating expenses                                      221,474          180,188         815,005         687,175
Selling, general and
   administrative expenses                               44,030           35,768         160,676         130,833
--------------------------------------------------------------------------------------------------------------------------------
Total costs and expenses                                265,504          215,956         975,681         818,008
--------------------------------------------------------------------------------------------------------------------------------
Other operating income, net                               1,670              955           1,811           2,433
--------------------------------------------------------------------------------------------------------------------------------
Operating profit                                         37,366           28,175         127,564          94,238
Interest income                                             915            1,037           2,760           2,745
Interest expense                                         (3,604)            (400)        (11,478)         (1,810)
Other expense, net                                       (2,044)          (1,773)         (5,571)         (5,407)
--------------------------------------------------------------------------------------------------------------------------------
Income before income taxes                               32,633           27,039         113,275          89,766
Provision for income taxes                               11,428            9,058          39,653          30,071
--------------------------------------------------------------------------------------------------------------------------------
Net income                                        $      21,205           17,981          73,622          59,695
--------------------------------------------------------------------------------------------------------------------------------
Net income per common share:
 Basic                                            $         .55              .47            1.92            1.56
 Diluted                                                    .54              .46            1.90            1.54
--------------------------------------------------------------------------------------------------------------------------------
Average common shares outstanding:
 Basic                                                   38,362           38,326          38,273          38,200
 Diluted                                                 38,963           38,784          38,791          38,682
--------------------------------------------------------------------------------------------------------------------------------



                                                SEGMENT INFORMATION

Operating revenues:
   Brink's                                        $     254,098          202,255         921,851         754,011
   BHS                                                   47,102           40,921         179,583         155,802
--------------------------------------------------------------------------------------------------------------------------------
Total operating revenues                          $     301,200          243,176       1,101,434         909,813
--------------------------------------------------------------------------------------------------------------------------------
Operating profit:
   Brink's                                        $      25,786           18,888          81,591          56,823
   BHS                                                   13,390           10,860          52,844          44,872
--------------------------------------------------------------------------------------------------------------------------------
Segment operating profit                                 39,176           29,748         134,435         101,695
General corporate expense                                (1,810)          (1,573)         (6,871)         (7,457)
--------------------------------------------------------------------------------------------------------------------------------
Total operating profit                            $      37,366           28,175         127,564          94,238
--------------------------------------------------------------------------------------------------------------------------------

See accompanying notes.


                                              Pittston Brink's Group
                                             CONDENSED BALANCE SHEETS



                                                                             December 31            December 31
(In thousands)                                                                      1997                   1996
------------------------------------------------------------------------------------------------------------------------------------
Assets

Current assets:
Cash and cash equivalents                                                  $      37,694                 20,012
Accounts receivable, net of estimated amounts
  uncollectible                                                                  160,912                124,928
Inventories and other current assets                                              48,518                 45,117
------------------------------------------------------------------------------------------------------------------------------------
Total current assets                                                             247,124                190,057

Property, plant and equipment, at cost, net of
  accumulated depreciation and amortization                                      346,672                256,759
Intangibles, net of accumulated amortization                                      18,510                 28,162
Other assets                                                                      80,024                 76,687
------------------------------------------------------------------------------------------------------------------------------------
Total assets                                                               $     692,330                551,665
------------------------------------------------------------------------------------------------------------------------------------
Liabilities and Shareholder's Equity

Current liabilities                                                        $     178,348                139,392
Long-term debt, less current maturities                                           38,682                  5,542
Other liabilities                                                                 94,820                 93,353
------------------------------------------------------------------------------------------------------------------------------------
Total liabilities                                                                311,850                238,287
Shareholder's equity                                                             380,480                313,378
------------------------------------------------------------------------------------------------------------------------------------
Total liabilities and shareholder's equity                                 $     692,330                551,665
------------------------------------------------------------------------------------------------------------------------------------

See accompanying notes.


                                              Pittston Brink's Group
                                             STATEMENTS OF CASH FLOWS



                                                                                Twelve Months Ended December 31
(In thousands)                                                                            1997             1996
------------------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
Net income                                                                       $      73,622           59,695
Adjustments to reconcile net income to net
   cash provided by operating activities:
   Depreciation and amortization                                                        61,766           54,566
   Other, net                                                                           19,359           10,877
   Changes in operating assets and  liabilities,  net of effects of acquisitions and dispositions:
     Increase in receivables                                                           (25,259)         (15,556)
     Increase in inventories and other current assets                                     (316)          (1,576)
     Increase in current liabilities                                                    19,341           12,989
     Other, net                                                                         (1,473)          (7,212)
------------------------------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                              147,040          113,783
------------------------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
Additions to property, plant and equipment                                            (116,270)         (95,754)
Proceeds from disposal of property, plant
   and equipment                                                                         1,007            2,798
Acquisitions, net of cash acquired                                                     (55,349)             (90)
Other, net                                                                               5,455              933
------------------------------------------------------------------------------------------------------------------------------------
Net cash used by investing activities                                                 (165,157)         (92,113)
------------------------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
Net additions to (reductions of) debt                                                   44,394           (7,533)
Payments to Minerals Group                                                              (2,977)          (6,082)
Share and other equity activity, net                                                    (5,618)         (10,020)
------------------------------------------------------------------------------------------------------------------------------------
Net cash provided (used) by financing activities                                        35,799          (23,635)
------------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents                                    17,682           (1,965)
Cash and cash equivalents at beginning of period                                        20,012           21,977
------------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                                       $      37,694           20,012
------------------------------------------------------------------------------------------------------------------------------------

See accompanying notes.


                                       The Pittston Company and Subsidiaries
                                              Pittston Brink's Group
                                          NOTES TO FINANCIAL INFORMATION


(1) The Pittston Company (the "Company") has three classes of common stock:
Pittston Brink's Group Common Stock ("Brink's Stock"), Pittston Burlington Group Common Stock ("Burlington Stock") and Pittston Minerals Group Common Stock ("Minerals Stock"), which were designed to provide shareholders with separate securities reflecting the performance of the Pittston Brink's Group (the "Brink's Group"), Pittston Burlington Group (the "Burlington Group") and Pittston Minerals Group (the "Minerals Group"), respectively, without diminishing the benefits of remaining a single corporation or precluding future transactions affecting any of the Groups.

The financial information for the Brink's Group includes the results of the Company's Brink's, Incorporated ("Brink's") and Brink's Home Security, Inc. ("BHS") businesses. It is prepared using the amounts included in the Company's consolidated financial statements. Accordingly, the Company's consolidated financial statements must be read in connection with the Brink's Group's financial data.

(2) In 1988, the trustees of certain pension and benefit trust funds (the "Trust Funds") established under collective bargaining agreements with the United Mine Workers of America ("UMWA") brought an action (the "Evergreen Case") against the Company and a number of its coal subsidiaries, claiming that the defendants were obligated to contribute to such Trust Funds in accordance with the provisions of the 1988 and subsequent National Bituminous Coal Wage Agreements, to which neither the Company nor any of its subsidiaries were a signatory. In 1993, the Company recognized in its consolidated financial statements the potential liability that might have resulted from an ultimate adverse judgement in the Evergreen Case.

In March 1996, a settlement was reached in the Evergreen Case. Under the terms of the settlement, the coal subsidiaries which had been signatories to earlier National Bituminous Coal Wage Agreements agreed to make various lump sum payments in full satisfaction of all amounts allegedly due to the Trust Funds through January 31, 1996, to be paid over time as follows: approximately $25.8 million upon dismissal of the Evergreen Case and the remainder of $24 million in installments of $7.0 million in 1996 and $8.5 million in each of 1997 and 1998. The first payment was entirely funded through an escrow account previously established by the Company. The second and third payments of $7.0 million and $8.5 million were paid in 1996 and 1997, respectively, and were funded from cash provided by operating activities. In addition, the coal subsidiaries agreed to future participation in the UMWA 1974 Pension Plan.

As a result of the settlement of the Evergreen Case at an amount lower than previously accrued, the Company recorded a pretax gain of $35.7 million ($23.2 million after-tax) in the first quarter of 1996 in its consolidated financial statements.

(3) In 1996, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". SFAS No. 121 requires companies to review assets for impairment whenever circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 121, resulted in a pretax charge to earnings in the first quarter of 1996 for the Company and the Minerals Group of $29.9 million ($19.5 million after-tax), of which $26.3 million was included in cost of sales and $3.6 million was included in selling, general and administrative expenses. SFAS No. 121 had no impact on the Brink's Group.

(4) Based on demonstrated retention of customers, BHS adjusted its annual depreciation rate for capitalized subscribers' installation costs beginning in 1997. This change more accurately matches depreciation expense with monthly recurring revenue generated from customers. This change in accounting estimate reduced depreciation expense for capitalized installation costs by $2.4 million and $8.9 million in the quarter and year ended December 31, 1997, respectively.

(5) Under the share repurchase program authorized by the Board of Directors of the Company (the "Board"), the Company purchased shares in the periods presented as follows:

                                Quarter Ended        Quarter Ended      Year Ended         Year Ended
                                 December 31          December 31       December 31        December 31
                                    1997                 1996              1997               1996
--------------------------------------------------------------------------------------------------------------------------------
Brink's Stock:
    Shares                               -              278,000            166,000           278,000
    Cost (in millions)           $       -                  6.9                4.3               6.9

Burlington Stock:
    Shares                               -               55,300            332,300            75,600
    Cost (in millions)           $       -                  1.0                7.4               1.4

Convertible Preferred Stock:
    Shares                               -                    -              1,515            20,920
    Cost (in millions)           $       -                    -                0.6               7.9
    Excess carrying
     amount (a)                  $       -                    -                0.1               2.1

(a) The excess of the carrying amount of the Convertible Preferred Stock over the cash paid to holders for repurchases made during the years. This amount is deducted from preferred dividends in the Company's Statement of Operations.

(6) In the fourth quarter of 1997, the Company implemented a new accounting standard, Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share." SFAS No. 128 replaced the calculation of primary and fully diluted net income per share with basic and diluted net income per share. Unlike primary net income per share, basic net income per share excludes any dilutive effects of options, warrants and convertible securities. Diluted net income per share is very similar to the previous fully diluted net income per share. All prior-period net income per share data have been restated to conform with the provisions of SFAS No. 128.

(7) Certain prior period amounts have been reclassified to conform to the current period's financial statement presentation.

(8) Financial information for the Minerals Group, which includes the results of the Pittston Coal Company and Pittston Mineral Ventures operations, and the Burlington Group which includes the results of the Company's BAX Global Inc. business, is available upon request.



                      The Pittston Company and Subsidiaries
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                 Three Months                         Twelve Months
(In thousands, except                                                       Ended December 31                     Ended December 31
per share amounts)                                                    1997               1996               1997               1996
------------------------------------------------------------------------------------------------------------------------------------
                                                                             (Unaudited)
Net sales                                                     $    162,933            173,798            630,626           696,513
Operating revenues                                                 749,186            646,709          2,763,772         2,394,682
------------------------------------------------------------------------------------------------------------------------------------
Net sales and operating revenues                                   912,119            820,507          3,394,398         3,091,195
------------------------------------------------------------------------------------------------------------------------------------
Cost of sales                                                      157,439            174,261            609,025           707,497
Operating expenses                                                 611,113            535,091          2,270,341         1,989,149
Restructuring and other credits,
   including litigation accrual                                     (3,104)            (9,541)            (3,104)          (47,299)
Selling, general and administrative
   expenses                                                         88,432             74,685            344,008           292,718
------------------------------------------------------------------------------------------------------------------------------------
Total costs and expenses                                           853,880            774,496          3,220,270         2,942,065
------------------------------------------------------------------------------------------------------------------------------------
Other operating income, net                                          4,651              3,635             14,000            17,377
------------------------------------------------------------------------------------------------------------------------------------
Operating profit                                                    62,890             49,646            188,128           166,507
Interest income                                                      1,317              1,271              4,394             3,487
Interest expense                                                    (7,851)            (3,541)           (27,119)          (14,074)
Other expense, net                                                  (2,050)            (2,312)            (7,148)           (9,224)
------------------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                          54,306             45,064            158,255           146,696
Provision for income taxes                                          16,449             14,000             48,057            42,542
------------------------------------------------------------------------------------------------------------------------------------
Net income                                                          37,857             31,064            110,198           104,154
Preferred stock dividends, net                                        (889)              (902)            (3,481)           (1,675)
------------------------------------------------------------------------------------------------------------------------------------
Net income attributed to common shares                        $     36,968             30,162            106,717           102,479
------------------------------------------------------------------------------------------------------------------------------------

Pittston Brink's Group:
Net income attributed to common shares                        $     21,205             17,981             73,622            59,695
------------------------------------------------------------------------------------------------------------------------------------
Net income per common share:
 Basic                                                        $        .55                .47               1.92              1.56
 Diluted                                                               .54                .46               1.90              1.54
------------------------------------------------------------------------------------------------------------------------------------
Average common shares outstanding:
 Basic                                                              38,362             38,326             38,273            38,200
 Diluted                                                            38,963             38,784             38,791            38,682
------------------------------------------------------------------------------------------------------------------------------------

Pittston Burlington Group:
Net income attributed to common shares                        $     13,180             10,587             32,348            33,801
------------------------------------------------------------------------------------------------------------------------------------
Net income per common share:
 Basic                                                        $        .68                .55               1.66              1.76
 Diluted                                                               .66                .53               1.62              1.72
------------------------------------------------------------------------------------------------------------------------------------
Average common shares outstanding:
 Basic                                                              19,443             19,408             19,448            19,223
 Diluted                                                            20,054             19,828             19,993            19,681
------------------------------------------------------------------------------------------------------------------------------------

Pittston Minerals Group:
Net income attributed to common shares:                       $      2,583              1,594                747             8,983
------------------------------------------------------------------------------------------------------------------------------------
Net income per common share:
   Basic                                                      $        .32                .20                .09              1.14
   Diluted                                                             .32                .20                .09              1.08
------------------------------------------------------------------------------------------------------------------------------------
Average common shares outstanding:
   Basic                                                             8,136              7,970              8,076             7,897
   Diluted                                                           8,136              8,010              8,102             9,884
------------------------------------------------------------------------------------------------------------------------------------

See accompanying notes.


                                       The Pittston Company and Subsidiaries
                                       CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                                  December 31        December 31
(In thousands)                                                                           1997               1996
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Assets

Current assets:
Cash and cash equivalents                                                   $          69,878             41,217
Accounts receivable, net of estimated
   amounts uncollectible                                                              531,317            475,859
Inventories and other current assets                                                  125,610            121,338
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Total current assets                                                                  726,805            638,414

Property, plant and equipment, at cost, net of
   accumulated depreciation, depletion
   and amortization                                                                   647,642            540,851
Intangibles, net of accumulated amortization                                          301,395            317,062
Other assets                                                                          320,102            336,276
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Total assets                                                                $       1,995,944          1,832,603
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Liabilities and Shareholders' Equity
Current liabilities                                                         $         643,673            588,691
Long-term debt, less current maturities                                               191,812            158,837
Postretirement benefits other than pensions                                           231,452            226,697
Workers' compensation and other claims                                                106,377            116,893
Other liabilities                                                                     137,012            134,778
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Total liabilities                                                                   1,310,326          1,225,896
Shareholders' equity                                                                  685,618            606,707
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Total liabilities and shareholders' equity                                  $       1,995,944          1,832,603
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

See accompanying notes.


                                       The Pittston Company and Subsidiaries
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                 Twelve Months Ended December 31
(In thousands)                                                                            1997              1996
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Cash flows from operating activities:
Net income                                                                   $        110,198            104,154
Adjustments to reconcile net income to net cash
   provided by operating activities:
   Noncash charges and other write-offs                                                   830             29,948
   Depreciation, depletion and amortization                                           129,186            114,617
   Provision for aircraft heavy maintenance                                            34,057             32,057
   Provision for deferred income taxes                                                 10,611             19,320
   Other, net                                                                          21,750             14,972
   Changes in operating assets and liabilities
     net of effects of acquisitions and dispositions:
     Increase in receivables                                                          (39,697)           (53,885)
     (Increase) decrease in inventories and
       other current assets                                                            (2,638)             7,402
     Increase in current liabilities                                                   32,562                382
     Other, net                                                                       (28,750)           (72,296)
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Net cash provided by operating activities                                             268,109            196,671
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Cash flows from investing activities:
Additions to property, plant and equipment                                           (173,768)          (180,651)
Proceeds from disposal of property,
   plant and equipment                                                                  4,064             11,309
Aircraft heavy maintenance                                                            (29,748)           (23,373)
Acquisitions and related contingent payments,
   net of cash acquired                                                               (65,494)            (4,168)
Other, net                                                                              7,589              5,272
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Net cash used by investing activities                                                (257,357)          (191,611)
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Cash flows from financing activities:
Net additions to debt                                                                  41,991             14,000
Share and other equity activity, net                                                  (24,082)           (30,666)
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Net cash provided (used) by financing activities                                       17,909            (16,666)
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Net increase (decrease) in cash and cash equivalents                                   28,661            (11,606)
Cash and cash equivalents at beginning of period                                       41,217             52,823
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Cash and cash equivalents at end of period                                   $         69,878             41,217
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

See accompanying notes.